UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2011

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2011, Motricity, Inc. (the “Company”) entered into an arrangement agreement (the “Arrangement Agreement”) with Adenyo Inc., a corporation incorporated pursuant to the federal laws of Canada (“Adenyo”) and the other parties signatory thereto, pursuant to which a wholly-owned subsidiary of the Company will acquire all the outstanding common shares of Adenyo for an aggregate purchase price of approximately $100 million (plus a contingent “earn-out” payment), subject to working capital and other customary adjustments (the “Acquisition”) and Adenyo will become a wholly-owned subsidiary of the Company. The Acquisition will be implemented by way of the plan of arrangement attached to the Arrangement Agreement (the “Plan of Arrangement”) and is subject to court approval under the Canada Business Corporations Act.

Under the terms of the Arrangement Agreement, in consideration for all of the outstanding common shares of Adenyo, the Company will pay no less than $50 million of the initial $100 million purchase price with cash consideration, with the remaining consideration payable in the Company’s discretion in cash, shares of Company common stock, or a mix of cash and shares. Shares of Company common stock issued as consideration will be valued based on the average closing price of the Company’s common stock for the ten consecutive trading days ending on the second trading day prior to the date of issuance of the applicable shares of common stock (subject to a collar of $14.98 and $22.48). All warrants and options to purchase common shares of Adenyo outstanding at the time of the Acquisition will be terminated prior to closing the Acquisition. Certain shares of the Company’s common stock received by Adenyo shareholders in the Acquisition will be subject to a either a 45-day or a 90-day lock-up period.

Earn-Out

In addition to the initial $100 million purchase price, under the Arrangement Agreement and the Plan of Arrangement Adenyo shareholders will be entitled to receive up to an additional $50 million pursuant to a contingent earn-out. The earn-out consideration will be payable in cash, shares of Company common stock, or a mix of both, in the Company’s discretion, and any shares will be valued based on a 10-day average closing price prior to their issuance. The amount of contingent earn-out consideration that will be payable will be determined by whether Adenyo meets certain revenue and EBITDA (as such term is defined in, and calculated pursuant to the Arrangement Agreement) targets between (i) $34 million in revenue and $4 million in EBITDA and (ii) $45 million in revenue and $8 million in EBITDA, during the first full twelve calendar months following the closing of the Acquisition. For the defined targets, if both revenue and EBITDA during the earn-out period are between two sequential revenue and EBITDA targets, then the earn-out consideration shall be a prorated between the two sequential payment amounts related to such sequential targets.

Other terms

The Arrangement Agreement provides for customary representations, warranties and covenants, including, among other things, a “non-solicitation” covenant that restricts Adenyo’s ability to solicit third party proposals relating to alternative transactions or to provide information or enter into discussions in connection with such alternative transactions. The Arrangement Agreement also contains customary termination provisions, including, among other things, that the Arrangement Agreement may be terminated by any party to the Arrangement Agreement upon written notice to the other parties if the closing of the Acquisition does not occur on or before April 30, 2011, so long as such failure was not as a result of such party’s breach of its representations and warranties. In addition, if

Adenyo breaches the “non-solicitation” covenant or a covenant relating to confidential information and the Arrangement Agreement is terminated, it will pay the Company a termination fee equal to $2.5 million. The Arrangement Agreement provides for escrows of approximately $20 million in total to provide security for indemnification of certain limited matters specified in the Arrangement Agreement. In addition, the Company has an offset right against any earn-out consideration as security for indemnity for breaches of representations, warranties, covenants and agreements of Adenyo and its shareholders (including those that are subject to the escrow arrangements).

Closing

The completion of the Acquisition is subject to the satisfaction or waiver of a number of customary closing conditions, including approval by the shareholders of Adenyo, court approval of the Plan of Arrangement and receipt of third party consents. The Acquisition is expected to be completed by the end of the first quarter of 2011.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Company’s common stock in the Plan of Arrangement discussed above in Item 1.01 is expected to be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. As noted above in Item 1.01, the Plan of Arrangement will be subject to approval by the Ontario Superior Court of Justice (Commercial List).

Item 1.01 above contains more detailed descriptions of the Arrangement Agreement, the Plan of Arrangement and the Acquisition, and is incorporated into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On January 31, 2011, the Company issued a press release announcing the Acquisition and the execution of the Arrangement Agreement. A copy of the press released is attached as Exhibit 99.1 hereto.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “targets,” “will,” “plans,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on current expectations and assumptions, including, the Acquisition being completed on the proposed terms without undue delay and that there be no material adverse changes in the business, financial condition or results of operations of Adenyo and that all necessary or desirable regulatory or other third-party approvals and consents are obtained on terms satisfactory to the Company. Such forward-looking statements are also subject to risks and uncertainties, which could cause actual results to differ materially from such statements as a result of various factors, some of which are unknown, including without limitation: (i) the time required to complete the Acquisition; (ii) the satisfaction or waiver of conditions in the Arrangement Agreement; (iii) material adverse changes in the affairs of Adenyo; (iv) any actions or omissions by Adenyo or its board of directors; (v) the number of users accessing the Company’s services; (vi) the Company’s expectations regarding the Company’s revenues, expenses and operations and the Company’s ability to achieve and sustain profitability; (vii) the Company’s anticipated cash needs and the Company’s estimates regarding the Company’s capital requirements; (viii) the Company’s ability to expand the Company’s customer base and relationships with wireless carriers and content and application providers; (ix) the Company’s ability to expand its service offerings; (x) the Company’s anticipated growth strategies and the Company’s sources of new revenues; (xi) unanticipated trends and challenges in the Company’s business and the markets in which the Company operates; and those risk factors set forth in documents the Company files with the Securities and Exchange Commission.

The forward-looking statements contained in this report are made as of the date of this report and, accordingly, are subject to change after such date. Except as may be required by applicable securities laws, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 31, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTRICITY, INC. (Registrant)

January 31, 2011	By:	/s/ Richard E. Leigh, Jr.
(Date)		Richard E. Leigh, Jr. Senior Vice President, General Counsel and Corporate Secretary